UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2014 (December 15, 2014)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor

Naples, Florida 34108

999 Vanderbilt Beach Road, 3rd Floor

Naples, Florida 34108

(Address of principal executive offices,

including zip code)

(239) 552-5800

(239) 552-5800

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2014, The Hertz Corporation (“Hertz”) entered into an Amendment and Waiver (the “Amendment and Waiver”) with the several banks and financial institutions party thereto as lenders and Deutsche Bank AG New York Branch, as administrative agent, relating to approximately $2.1 billion of senior secured term loans and $200.0 million of credit linked deposits under the Credit Agreement, dated as of March 11, 2011, between Hertz, as borrower, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time (as amended from time to time, the “Senior Term Facility”).

The waiver set forth in the Amendment and Waiver defers Hertz’s requirement to furnish certain financial statements within certain time periods set forth in the documentation of the Senior Term Facility,  as well as waives defaults arising directly or indirectly from (1) the delay in providing such financial statements and (2) the restatement of Hertz’s 2011, 2012 and 2013 financial statements.

The waiver is effective with respect to the non-delivery of the subject financial statements through December 31, 2015, provided that after June 30, 2015 such waiver will terminate if Hertz’s failure to furnish such financial statements results in Hertz being prohibited from drawing funds under its Credit Agreement, dated as of March 11, 2011, among Hertz Equipment Rental Corporation, Hertz, the Canadian borrowers parties thereto, the several lenders from time to time parties thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian agent and Canadian collateral agent, Wells Fargo Bank, National Association, as co-collateral agent, Wells Fargo Capital Finance, LLC, as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents (as amended from time to time, the “Senior ABL Facility”), after giving effect to all amendments and waivers with respect to the Senior ABL Facility in effect as of such date.

The Amendment and Waiver increases the interest rates payable on the term loans and credit linked deposits during the period from December 15, 2014 through but excluding the date on which Hertz has furnished all periodic reports then due to be delivered under the terms of the Senior Term Facility.  During such period, (A) the Tranche B Term Loans and the Tranche B-1 Term Loans will bear interest at a floating rate measured by reference to, at Hertz’s option, either (i) an adjusted London inter-bank offered rate not less than 1.00 percent plus a borrowing margin of 3.00 percent per annum or (ii) an alternate base rate plus a borrowing margin of 2.00 percent per annum, and (B) the Tranche B-2 Term Loans will bear interest at a floating rate measured by reference to, at Hertz’s option, either (i) an adjusted London inter-bank offered rate not less than 0.75 percent plus a borrowing margin of 2.75 percent per annum or (ii) an alternate base rate plus a borrowing margin of 1.75 percent per annum.  From and after the date on which Hertz has furnished all periodic reports then due to be delivered under the terms of the Senior Term Facility, (A) the Tranche B Term Loans and the Tranche B-1 Term Loans will bear interest at a floating rate measured by reference to, at Hertz’s option, either (i) an adjusted London inter-bank offered rate not less than 1.00 percent plus a borrowing margin of 2.75 percent per annum or (ii) an alternate base rate plus a borrowing margin of 1.75 percent per annum, and (B) the Tranche B-2 Term Loans will bear interest at a floating rate measured by reference to, at Hertz’s option, either (i) an adjusted London inter-bank offered rate not less than 0.75 percent plus a borrowing margin of 2.25 percent per annum or (ii) an alternate base rate plus a borrowing margin of 1.25 percent per annum.

The foregoing summary description of the Amendment and Waiver is qualified in its entirety by reference to the full text of the Amendment and Waiver, which is attached as Exhibit 10.1 and incorporated by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed as part of this report:

Exhibit	Description
10.1

Amendment and Waiver, dated as of December 15, 2014, among The Hertz Corporation, the several banks and financial institutions party thereto as lenders and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer

Date: December 15, 2014